ADVISORY AGREEMENT


         ADVISORY AGREEMENT, dated July 7, 1998, between FFTW Funds, Inc., a Maryland corporation
(the  "Fund")  and  Fischer  Francis  Trees &  Watts,
Inc., a New York corporation (the "Adviser").

         In consideration of the mutual agreements herein made, the parties hereto agree as follows:

         1.       Attorney-in-Fact.      The     Fund
appoints the Adviser as its attorney-in-fact to invest and reinvest the assets of the High Yield
Portfolio (the "Portfolio"), as fully as the Fund itself could do. The Adviser hereby accepts this appointment.

         2.       Duties  of  the  Adviser.  (a)  The
Adviser  shall  be   responsible   for  managing  the
investment  portfolio  of the  Portfolio,  including,
without limitation,  providing  investment  research,
advice and supervision,  determining  which portfolio
securities   shall  be   purchased  or  sold  by  the
Portfolio,   purchasing  and  selling  securities  on
behalf of the  Portfolio and  determining  how voting
and  other   rights   with   respect   to   portfolio
securities  of  the  Portfolio  shall  be  exercised,
subject  in each case to the  control of the Board of
Directors   of  the  Fund   (the   "Board")   and  in
accordance   with  the   objectives,   policies   and
principles   of  the   Portfolio  set  forth  in  the
Registration  Statement,  as  amended,  of the  Fund,
the  requirements  of the  Investment  Company Act of
1940,  as amended,  (the "Act") and other  applicable
law. In  performing  such duties,  the Adviser  shall
provide such office  space,  and such  executive  and
other   personnel  as  shall  be  necessary  for  the
operations   of  the   Portfolio.   In  managing  the
Portfolio in  accordance  with the  requirements  set
forth  in this  paragraph  2,  the  Adviser  shall be
entitled  to act upon  advice of  counsel to the Fund
or counsel to the Adviser.
         (b)  Subject to  Section 36 of the Act,  the
Adviser  shall  not be  liable  to the  Fund  for any
error of  judgment  or mistake of law or for any loss
arising  out of any  investment  or  for  any  act or
omission in the  management  of the Portfolio and the
performance   of  its  duties  under  this  Agreement
except for losses  arising out of the  Adviser's  bad
faith,  willful  misfeasance  or gross  negligence in
the  performance  of its  duties  or by reason of its
reckless  disregard  of its  obligations  and  duties
under  this   Agreement.   It  is  agreed   that  the
Adviser  shall have no  responsibility  or  liability
for  the  accuracy  or  completeness  of  the  Fund's
Registration   Statement   under   the  Act  and  the
Securities   Act  of  1933  except  for   information
supplied by the Adviser for  inclusion  therein about
the  Adviser.   The  Fund  agrees  to  indemnify  the
Adviser for any claims,  losses,  costs,  damages, or
expenses   (including  fees  and   disbursements   of
counsel,  but excluding the ordinary  expenses of the
Adviser  arising from the  performance  of its duties
and  obligations  under  this  Agreement)  whatsoever
arising  out of the  performance  of  this  Agreement
except for those claims,  losses,  costs, damages and
expenses  resulting  from the  Adviser's  bad  faith,
willful   misfeasance  or  gross  negligence  in  the
performance  of  its  duties  or  by  reason  of  its
reckless  disregard  of its  obligations  and  duties
under this Agreement.
         (c) The  Adviser  and its  officers  may act
and  continue  to  act  as  investment  advisers  and
managers for others (including,  without  limitation,
other  investment  companies),  and  nothing  in this
Agreement  will in any way be deemed to restrict  the
right   of  the   Adviser   to   perform   investment
management  or other  services  for any other  person
or entity,  and the  performance of such services for
others  will not be  deemed to  violate  or give rise
to any duty or obligation to the Fund.
         (d)  Except  as  provided  in  Paragraph  5,
nothing  in this  Agreement  will  limit or  restrict
the  Adviser or any of its  officers,  affiliates  or
employees  from  buying,  selling  or  trading in any
securities   for  its  or  their   own   account   or
accounts.  The Fund  acknowledges  that  the  Adviser
and its officers,  affiliates  or employees,  and its
other   clients  may  at  any  time  have,   acquire,
increase,   decrease  or  dispose  of   positions  in
investments   which  are  at  the  same  time   being
acquired  or  disposed  of  for  the  account  of the
Portfolio.  The Adviser  will have no  obligation  to
acquire   for  the   Portfolio   a  position  in  any
investment   which   the   Adviser,   its   officers,
affiliates  or  employees  may  acquire  for  its  or
their own  accounts  or for the  account  of  another
client,  if in the sole  discretion  of the  Adviser,
it  is  not   feasible  or  desirable  to  acquire  a
position in such investment for the account of the Portfolio.

         3.       Expenses.  The  Adviser  shall  pay
all of its expenses  arising from the  performance of
its  obligations  under this  Agreement and shall pay
any  salaries,  fees and  expenses  of the  Directors
and  officers  of the Fund who are  employees  of the
Adviser  or  its   affiliates.   Except  as  provided
below,  the Adviser  shall not be required to pay any
other  expenses  of  the  Fund,  including,   without
limitation,   organization   expenses   of  the  Fund
(including    out-of-pocket    expenses,    but   not
including   the   Adviser's   overhead   or  employee
costs);   brokerage   commissions;   maintenance   of
books  and   records   which  are   required   to  be
maintained  by the Fund's  custodian  or other agents
of the Fund;  telephone,  telex,  facsimile,  postage
and   other   communications    expenses;    expenses
relating to investor and public  relations;  freight,
insurance and other  charges in  connection  with the
shipment   of  the   Fund's   portfolio   securities;
indemnification  of  Directors  and  officers  of the
Fund;  travel  expenses  (or an  appropriate  portion
thereof) of  Directors  and  officers of the Fund who
are  directors,  officers or employees of the Adviser
to  the   extent   that  such   expenses   relate  to
attendance  at meetings of the Board of  Directors of
the  Fund  or  any  committee   thereof  or  advisors
thereto   held   outside  of  New  York,   New  York;
interest,    fees   and   expenses   of   independent
attorneys, auditors,  custodians,  accounting agents,
transfer  agents,   dividend  disbursing  agents  and
registrars;   payment   for   portfolio   pricing  or
valuation  service  to pricing  agents,  accountants,
bankers  and  other  specialists,  if any;  taxes and
government  fees; cost of stock  certificates and any
other  expenses   (including  clerical  expenses)  of
issue,  sale,  repurchase  or  redemption  of shares;
expenses  of  registering  and  qualifying  shares of
the  Fund   under   Federal   and   state   laws  and
regulations;  expenses of printing  and  distributing
reports,  notices,  dividends and proxy  materials to
existing  stockholders;   expenses  of  printing  and
filing  reports  and  other   documents   filed  with
governmental  agencies,   expenses  of  printing  and
distributing  prospectuses;  expenses  of annual  and
special    stockholders'    meetings;     costs    of
stationery,    fees   and   expenses    (specifically
including   travel   expenses    relating   to   Fund
business)  of  Directors  of the  Fund  who  are  not
employees   of  the   Adviser   or  its   affiliates;
membership    dues   in   the   Investment    Company
Institute;   insurance   premiums  and  extraordinary
expenses such as litigation expenses.

         4.       Compensation.         (a)        As
compensation  for  the  services  performed  and  the
facilities  and  personnel  provided  by the  Adviser
pursuant  to this  Agreement,  the  Fund  will pay to
the  Adviser  promptly  at the end of  each  calendar
month,  a fee,  calculated  on each day  during  such
month,   at  an   annual   rate  of   0.40%   of  the
Portfolio's  average  daily net  assets.  The Adviser
shall be  entitled  to receive  during any month such
interim   payments  of  its  fee   hereunder  as  the
Adviser   shall   request,   provided  that  no  such
payment  shall  exceed  50% of the amount of such fee
then  accrued  on  the  books  of the  Portfolio  and
unpaid.
         (b) If the  Adviser  shall  serve  hereunder
for  less  than  the  whole  of any  month,  the  fee
payable hereunder shall be prorated.
         (c) For  purposes  of this  Section  4,  the
"average  daily net  assets" of the  Portfolio  shall
mean  the  average  of  the  values   placed  on  the
Portfolio's net assets on each day pursuant to the applicable provisions of the Fund's Registration
Statement, as amended.

         5.       Purchase  and  Sale of  Securities.
The  Adviser  or  an  agent  of  the  Adviser   shall
purchase   securities   from  or  through   and  sell
securities  to or through  such  persons,  brokers or
dealers  as the  Adviser  shall deem  appropriate  in
order to carry out the  policy  with  respect  to the
allocation  of  portfolio  transactions  as set forth
in  the  Registration   Statement  of  the  Fund,  as
amended,  or as the  Board  may  direct  from time to
time.  The  Adviser  will  use  its  reasonable  best
efforts  to  execute  all  purchases  and sales  with
dealers  and  banks  on  a  best  net  price   basis.
Neither  the   Adviser  nor  any  of  its   officers,
affiliates,  or  employees  will act as  principal or
receive  any  compensation   from  the  Portfolio  in
connection with the purchase or sale of investments for the Portfolio other than the fee referred to in Paragraph 4 hereof.

         6.       Term of Agreement.  This  Agreement
shall  continue  in full force and  effect  until two
years  from the date  hereof,  and will  continue  in
effect   from  year  to  year   thereafter   if  such
continuance  is  approved  in the manner  required by
the  Act,   provided  that  this   Agreement  is  not
otherwise  terminated.   The  Adviser  may  terminate
this  Agreement  at  any  time,  without  payment  of
penalty,  upon 60 days'  written  notice to the Fund.
The Fund may terminate  this  Agreement  with respect
to the  Portfolio  at any time,  without  payment  of
penalty,  on 60 days'  written  notice to the Adviser
by vote of  either  the  Board or a  majority  of the
outstanding  stockholders  of  the  Portfolio.   This
Agreement will automatically terminate in the event of its assignment (as defined by the Act).

         7.       Right  of  Adviser   In   Corporate
Name.  The  Adviser  and the Fund each agree that the
phrase  "FFTW",  which  comprises a component  of the
Fund's  corporate  name,  is a property  right of the
Adviser.  The Fund agrees and consents  that:  (i) it
will only use the  phrase  "FFTW" as a  component  of
its  corporate  name and for no other  purpose;  (ii)
it will not  purport to grant to any third  party the
right  to use the  phrase  "FFTW"  for  any  purpose;
(iii) the Adviser or any  corporate  affiliate of the
Adviser  may use or grant to others  the right to use
the   phrase   "FFTW"   or   any    combination    or
abbreviation  thereof,  as  all  or  a  portion  of a
corporate  or  business  name or for  any  commercial
purpose,  including  a  grant  of such  right  to any
other investment  company,  and at the request of the
Adviser,  the Fund will  take  such  action as may be
required  to  provide  its  consent  to  such  use or
grant;   and  (iv)  upon  the   termination   of  any
investment   advisory   agreement   into   which  the
Adviser  and the Fund  may  enter,  the  Fund  shall,
upon  request  by the  Adviser,  promptly  take  such
action,  at its own  expense,  as may be necessary to
change its corporate  name to one not  containing the
phrase  "FFTW"  and  following  such a change,  shall
not  use  the  phrase   "FFTW"  or  any   combination
thereof,  as  part of its  corporate  name or for any
other  commercial  purpose,  and  shall  use its best
efforts  to  cause  its   officers,   directors   and
stockholders to take any and all actions which the Adviser may request to effect the foregoing and recovery to the Adviser any and all rights to such phrase.

         8.       Miscellaneous.    This    Agreement
shall be  governed  by and  construed  in  accordance
with the  laws of the  State  of New  York.  Anything
herein   to  the   contrary   notwithstanding,   this
Agreement shall not be construed to require or to impose any duty upon either of the parties to do anything in violation of any applicable laws or regulations.


         IN  WITNESS   WHEREOF,   the  Fund  and  the
Adviser have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


ATTEST
FFTW FUNDS, INC.


By:/s/William E. Vastardis
   William E. Vastardis

By:/s/Eric Nachimovsky
Eric Nachimovsky


Secretary


ATTEST
FISCHER FRANCIS TREES & WATTS, INC.


By:/s/Stephen Francis
   Stephen Francis

By:/s/Stephen P. Casper
   Stephen P. Casper
   Managing Director